Allianz
Allianz SE
Page 6
Allianz Technology International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Europe B.V. Netherlands
Allianz Finance Corporation Delaware
Allianz Finanzbeteiligungs GmbH
74.78%
25.22%
Allianz Asset Management GmbH
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0.1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
Allianz Reinsurance America, Inc. California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
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Page 4
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Fireman's Fund Insurance Company Illinois
Page 3
100% (Voting Common)
Allianz Reinsurance Management Services, Inc. Delaware
Allianz Renewable Energy Partners of America 2 LLC Delaware
PFP Holdings, LLC Delaware
AZOA Services Corporation New York
Allianz Technology of America, Inc. Delaware
100% (Non-Voting Preferred)
Allianz Global Investors U.S. Holdings LLC Delaware
Allianz Capital Partners of America LLC Delaware
Allianz Global Investors Distributors LLC Delaware
Allianz Global Investors U.S. LLC Delaware
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

 Allianz Underwriters Insurance Company Illinois  1739908 Ontario, Inc.  Canada  AIM Underwriting Ltd.  Canada  Allianz Risk Consulting, LLC California  Allianz Aviation Managers, LLC Delaware  Allianz Global Risks US Insurance Company Illinois  Wm. H. McGee & Company. Inc.  New York  AGCS Marine Insurance Company  Illinois  2  As of 12/31/2022  P & C Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  Fireman’s Fund Insurance Company  Illinois  Allianz Risk Transfer, Inc.  New York  EF Solutions LLC  Delaware  Allianz Risk Transfer (Bermuda) Limited Bermuda  Fireman’s Fund Indemnity Corporation  New Jersey

 3  As of 12/31/2022  Fireman’s Fund Insurance Company Illinois  Fireman’s Fund Financial Services, LLC Delaware  Chicago Insurance Company Illinois  Interstate Fire & Casualty Company Illinois  National Surety Corporation Illinois  The American Insurance Company Ohio (1)  American Automobile Insurance Company Missouri  P & C Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  (1) The American Insurance Company was sold effective January 1, 2023  Par Holdings LTD  Bermuda  14.28%

 4  As of 12/ 1/2022  Allianz Investment Management LLC (Minnesota)  Yorktown Financial Companies, Inc. (Indiana)  Questar Capital Corporation (Minnesota)  Questar Agency, Inc. (Minnesota)  Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)  Allianz Fund  Investments, Inc.  (Delaware)  Allianz Life Insurance Company  of New York  (New York)  Allianz Life Insurance Company  of Missouri  (Missouri)  Allianz Life Insurance Company of North America  (Minnesota)  Life Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  Organization Chart  Allianz Strategic Investments, LLC (Minnesota)  AZL PF  Investments, Inc.  (Minnesota)  Allianz Investment Management  U.S. LLC  (Minnesota)  Allianz Life Financial Services, LLC  (Minnesota)

Allianz SE
[Munich]
7.4.78%
Allianz Finanzbeteiligungs GmbH
[Munich]
25.22%
Allianz Europe B.V.
[Amsterdam]
Allianz of America, Inc.
[Delaware]
Allianz Asset Management GmbH
[Munich]
PIMCO Europe GmbH
[Munich]
Allianz Real Estate GmbH
[Munich]
Allianz Real Estate Asia Pacific Pte. Ltd.
[Singapore]
Allianz Real Estate Japan GK
[Japan]
Allianz Real Estate Shanghai Co., Ltd.
[Shanghai]
Allianz Asset Management U.S. Holding II LLC
[Delaware]
0.1%
Allianz Asset Management of America Holdings Inc.
[Delaware]
99.8%
PFP Holdings, LLC
[Delaware]
Allianz Global Investors U.S. Holdings LLC
[Delaware]
<0.1%
0.1%
Allianz Global Investors U.S. LLC
[Delaware]
Allianz Capital Partners of America LLC
[Delaware]
Allianz Global Investors Distributors LLC
[Delaware]
Allianz Asset Management of America LLC
[Delaware]
GP and >99.9%
2.4%
Allianz Asset Management of America L.P.
[Delaware]
11.4%
77.9%
Units Not Held by Allianz Entities
8. %
Pacific Investment Management Company LLC
[Delaware]
99%
PIMCO Global Holdings LLC
[Delaware]
1%
1%
99%
PIMCO Global Advisors LLC
[Delaware]
PIMCO Canada Corp.
[Nova Scotia]
PIMCO Latin America Administradora de Carteiras Ltda.
[Brazil]
PIMCO Investments LLC
[Delaware]
Gurtin Fixed Income Management, LLC
[Delaware]
StocksPLUS Management Inc.
[Delaware]
PIMCO Aurora LLC
[Delaware]
PIMCO Global Advisors Luxembourg S.A.
[Luxembourg]
Allianz Real Estate of America LLC
[Delaware]
PGA Global Services LLC
[Delaware]
PIMCO Global Advisors Resources LLC
[Delaware]
PIMCO Schweiz GmbH
[Switzerland]
PIMCO Australia Pty Limited
[Australia]
PIMCO Australia Management Limited
[Australia]
PIMCO Asia Pte Ltd
[Singapore]
PIMCO Japan Ltd
[BVI]
PIMCO Global Advisors Ireland Limited
[Ireland]
PIMCO Europe Ltd
[UK]
PIMCO Asia Limited
[Hong Kong]
PIMCO Taiwan Limited
[Taiwan (ROC)]
PIMCO Investment Management Shanghai Limited
[Shanghai]
SEC-Registered Investment Adviser
SEC-Registered Broker-Dealer
Non-U.S. Investment Adviser
Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer
Non-adviser/broker companies
SEC Exempt Reporting Adviser and Non-U.S. Investment Adviser

Excludes GP entities, funds and other investment vehicles

Note: Subsidiary relationships are 100% owned except where indicated

5

As of 1 022

Allianz SE
Munich, Germany
Allianz Holding France S.A.
Paris, France
Allianz Europe Ltd.
Amsterdam, Netherlands
Allianz Europe B.V.
Amsterdam, Netherlands
Euler Hermes Group
Paris, France**
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.
Milan, Italy
Euler Hermes North America Holding, Inc.
Owings Mills, Maryland, United States
Allianz Partners S.A.S.
Paris, France
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Euler Hermes North America Insurance Company
Owings Mills, Maryland, United States
Euler Hermes Services North America, LLC
Owings Mills, Maryland, United States
Euler Hermes Collections North America Company
Owings Mills, Maryland, United States
Euler Hermes Excess North America Company, LLC
Owings Mills, Maryland, United States

P & C Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

6

As of 12/31/20

Allianz


Allianz SE
Munich, Germany
100%*
Allianz Partners S.A.S.
Paris, France (Branch Office:Germany)
55%
AWP P&C S.A.
Paris, France
*
AZGA Service Canada Inc.
Canada
AWP USA Inc.
District of Columbia, USA
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA
P & C Insurance Company

* Allianz Partners participations ~ 100%

Note: Various Non-US Intermediaries are not shown
Note: Subsidiary relationships are 100% owned except where indicated

7

As of 12/31/20